As Filed with the Securities and Exchange Commission on June 14, 1998

                                                       Registration No. 33-54395
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------

                          NABISCO GROUP HOLDINGS CORP.
                     (formerly RJR Nabisco Holdings Corp.)
             (Exact name of Registrant as specified in its charter)


            Delaware                                           13-3490602
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                          1301 Avenue of the Americas
                            New York, New York 10019
                                 (212) 258-5600
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                            -----------------------

                    NABISCO, INC. CAPITAL INVESTMENT PLAN(1)
                            (Full title of the plan)

                            -----------------------

                            William L. Rosoff, Esq.
                   Senior Vice President and General Counsel
                          Nabisco Group Holdings, Inc.
                          1301 Avenue of the Americas
                            New York, New York 10019
                                 (212) 258-5600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            -----------------------

                                   Copies to:
                            David W. Ferguson, Esq.
                             Davis Polk & Wardwell
                              450 Lexington Avenue
                            New York, New York 10017
                            -----------------------





(1) See the Explanatory Note on the following page. Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

===============================================================================

           This Post-Effective Amendment Includes a Total of 7 Pages.
                            Exhibit Index on Page 7.

                             INTRODUCTORY STATEMENT

     On or about June 14, 1999, RJR Nabisco Holdings Corp. ("Holdings") will distribute to its stockholders (the "Distribution") all of the common stock of its wholly-owned subsidiary, RJR Nabisco, Inc. ("RJRN") held by Holdings. In connection with the Distribution, Holdings will change its name to Nabisco Group Holdings Corp. ("NGH") and RJRN has changed its name to R.J. Reynolds Tobacco Holdings, Inc. ("RJRT"). Also in connection with the Distribution RJRN, renamed RJRT, the sponsor of the RJR Nabisco Capital Investment Plan, changed the name of such plan to the R.J. Reynolds Tobacco Company Capital Investment Plan (the "RJRT CIP") and will also cause the RJRT CIP to transfer all the account balances, and related assets and liabilities, of all current and former employees of NGH and its subsidiaries (other than of RJRT and its subsidiaries) to a plan sponsored by Nabisco, Inc., a second-tier subsidiary of the registrant, named the Nabisco, Inc. Capital Investment Plan (the "Nabisco CIP"), and is substantially similar to the RJRT CIP. Accordingly, this registration statement is amended to apply to the Nabisco CIP in respect of the shares of Holdings Common Stock, par value $.01 per share, now NGH Common Stock, par value $.01 per share, registered under the initial filing hereof and not issued hereunder prior to the date of the Distribution.


                                     PART I

Item 1.   Plan Information

     Not required.

Item 2.   Registrant Information and Employee Plan Annual Information

     Not required.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits

     4.1(a) Composite of the Amended and Restated Certificate of Incorporation of RJR Nabisco Holdings Corp. as amended to and including December 16, 1998 (incorporated by reference to Exhibit 3.1(a) to the Registrant's Annual Report for the year ended December 31, 1998 (the "1998 10-K"))

     4.1(b) Certificate of Retirement of certain shares of Series B Cumulative Preferred Stock, filed October 11, 1995 (incorporated by reference to Exhibit 3.1(m) of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, File No.'s I-10215 and I-6388, filed on February 22, 1996

     4.1(c) Certificate of Retirement of Remaining Shares of Series B Cumulative Preferred Stock of RJR Nabisco Holdings Corp., dated December 16, 1998 (incorporated by reference to Exhibit 3.1(c) to the 1998 10-K)

     4.1(d) Certificate of Retirement of Series C Conversion Preferred Stock of RJR Nabisco Holdings Corp., dated December 16, 1998 incorporated by reference to Exhibit 3.1(d) to the 1998 10-K)

     4.2 By-Laws of RJR Nabisco Holdings Corp. as Amended Effective November 11, 1998 (incorporated by reference to Exhibit 3.2 to the 1998 10-K)

     24        Power of Attorney (set forth on the signature pages hereof)


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post- Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 4th day of June, 1999.

                                         NABISCO GROUP HOLDINGS CORP.


                                         By: /s/ Steven S. Goldstone
                                            -----------------------------------
                                            Steven S. Goldstone
                                            Chairman of the Board and
                                            Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS EACH OF WILLIAM L. ROSOFF, H. COLIN McBRIDE AND LEON J. LICHTER, AND EACH OF THEM, OUR TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENT, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, TO DO ANY ALL ACTS AND THINGS AND EXECUTE, IN THE NAME OF THE UNDERSIGNED, ANY AND ALL INSTRUMENTS WHICH SAID ATTORNEYS-IN-FACT AND AGENTS MAY DEEM NECESSARY OR ADVISABLE IN ORDER TO ENABLE THE REGISTRANT TO COMPLY WITH THE SECURITIES ACT OF 1933 AND ANY REQUIREMENTS OF THE SECURITIES AND EXCHANGE COMMISSION IN RESPECT THEREOF. IN CONNECTION WITH THE FILING WITH THE SECURITIES AND EXCHANGE COMMISSION OF THE REGISTRATION STATEMENT ON FORM S-8 UNDER THE SECURITIES ACT OF 1933, INCLUDING SPECIFICALLY BUT WITHOUT LIMITATION, POWER AND AUTHORITY TO SIGN THE NAME OF THE UNDERSIGNED TO SUCH REGISTRATION STATEMENT, AND ANY AMENDMENTS TO SUCH REGISTRATION STATEMENT (INCLUDING POST- EFFECTIVE AMENDMENTS), AND TO FILE THE SAME WITH ALL EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, TO SIGN ANY AND ALL APPLICATIONS REGISTRATION STATEMENTS, NOTICES OR OTHER DOCUMENTS NECESSARY OR ADVISABLE TO COMPLY WITH APPLICABLE STATE SECURITIES LAWS, AND TO FILE THE SAME, TOGETHER WITH OTHER DOCUMENTS IN CONNECTION THEREWITH WITH THE APPROPRIATE STATE SECURITIES AUTHORITIES GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND TO PERFORM EACH AND EVERY ACT AND THING REQUISITE OR NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY AND TO ALL INTENTS AND PURPOSES AS THE UNDERSIGNED MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, AND ANY OF THEM, OR THEIR SUBSTITUTES, AND LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on June 14, 1999.

         Signature                                     Title
         ---------                                     -----

/s/ Steven F. Goldstone                Chairman of the Board and Chief Executive
----------------------------           Officer, Director
    Steven F. Goldstone


/s/ David B. Rickard                   Senior Vice President and Chief Financial
----------------------------           Officer
    David B. Rickard


/s/ Richard G. Russell                 Senior Vice President and Controller
----------------------------
    Richard G. Russell


/s/ John T. Chain, Jr.                 Director
----------------------------
    John T. Chain, Jr.

         Signature                                     Title
         ---------                                     -----


-----------------------------          Director
    Julius L. Chambers


/s/ John L. Clendenin                  Director
----------------------------
    John L. Clendenin


/s/ Ray J. Groves                      Director
----------------------------
    Ray J. Groves


/s/ Fred H. Langhammer                 Director
----------------------------
    Fred H. Langhammer


-----------------------------          Director
    H. Eugene Lockhart


-----------------------------          Director
    Theodore E. Martin


-----------------------------          Director
    Rozanne L. Ridgway

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 14th day of June, 1999.

                                           NABISCO, INC. CAPITAL INVESTMENT PLAN



                                           By: /s/ H. Colin McBride
                                              ---------------------------------
                                              H. Colin McBride
                                              Secretary, Employee
                                              Benefits Committee

                               INDEX TO EXHIBITS

                                                                  Sequentially
 Exhibit                              Exhibits                   Numbered Pages
 -------                              --------                   --------------

 4.1(a)        Composite of the Amended and Restated                    *
               Certificate of Incorporation of RJR Nabisco
               Holdings Corp. as amended to and including
               December 16, 1998 (incorporated by reference to Exhibit 3.1(a) to the Registrant's Annual
               Report for the year ended December 31, 1998
               (the "1998 10-K"))

 4.1(b)        Certificate of Retirement of certain shares              *
               of Series B Cumulative Preferred Stock, filed
               October 11, 1995 (incorporated by reference to Exhibit 3.1(m) of the Registrant's Annual
               Report on Form 10-K for the fiscal year ended
               December 31, 1995, File No.'s I-10215 and
               I-6388, filed on February 22, 1996

 4.1(c)        Certificate of Retirement of Remaining Shares            *
               of Series B Cumulative Preferred Stock of RJR
               Nabisco Holdings, dated December 16, 1998
               (incorporated by reference to Exhibit 3.1(c) to the 1998 10-K)

 4.1(d)        Certificate of Retirement of Series C                    *
               Conversion Preferred Stock of RJR Nabisco
               Holdings, dated December 16, 1998
               incorporated by reference to Exhibit 3.1(d) to the 1998 10-K)

 4.2           By-Laws of RJR Nabisco Holdings Corp. as                 *
               Amended Effective November 11, 1998
               (incorporated by reference to Exhibit 3.2 to the 1998 10-K)

 24            Power of Attorney (set forth on the signature            *
               pages hereof)


-------
* Incorporated by reference